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                  FIRST SUPPLEMENTAL INDENTURE, dated as of February 1, 1991, between ALLIED-SIGNAL INC., a Delaware corporation (hereinafter called the "Corporation"), and The Chase Manhattan Bank (National Association), a national banking association organized and existing under the laws of the United States of America (hereinafter called the "Trustee").

              WHEREAS, the Corporation and the Trustee entered into an Indenture, dated as of October 1, 1985 (hereinafter the "Original Indenture"), providing for the creation, execution, authentication and delivery of certain Debentures of the Corporation;

              WHEREAS, the Corporation has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Original Indenture, by amending and adding certain provisions thereof, to facilitate the issuance of Debentures constituting medium term notes and to permit the Corporation to require, if it shall so elect, that the Debentures of any series be issued, in whole or in part, in the form of one or more Global Debentures (as defined herein);

              WHEREAS, SECTION 901 of the Original Indenture provides, among other things, that the Corporation, when authorized by the Board of Directors and the Trustee, may




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from time to time and at any time enter into an indenture or indentures supplemental to the Original Indenture for the purpose, inter alia, of making additional provisions in regard to matters or questions arising thereunder as shall not adversely affect the interests of the Holders of any series or the Holders of any Coupons;

               WHEREAS, the Corporation and the Trustee are desirous of entering into this First Supplemental Indenture for the purposes set forth in Section 901 of the Original Indenture as referred to above; and

               WHEREAS, all acts and things necessary to cause this First Supplemental Indenture to be a valid, binding and legal instrument of the Corporation have been done and performed by the Corporation, and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized by the Corporation, and the Corporation, in the exercise of the legal right and power in it vested, executes this First Supplemental Indenture.




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                                                                               3

               NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

               For and in consideration of the premises and the covenants herein contained and the purchase and acceptance of the Debentures issued hereunder by the Holders thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the Corporation covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Debentures, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

               Except as otherwise defined in or amended by this Firat Supplemental Indenture, each capitalized term used herein shall have the meaning assigned thereto in the Original Indenture.

                                   ARTICLE TWO

                     MODIFICATIONS OF THE ORIGINAL INDENTURE

               A. Section 101 of the Original Indenture is amended to add new definitions thereto, in the appropriate




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                                                                               4


alphabetical sequence, as follows:

              "'Depository' means, unless otherwise specified by the Corporation pursuant to either Section 203 or 302, with respect to Debentures of any series issuable or issued as a Global Debenture, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation."

              "'Global Debenture' means, with respect to any series of
            Debentures issued hereunder, a Debenture which is executed by the Corporation and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction or retained by the Trustee pursuant to the Depository's instruction, all in accordance with this Indenture and any indenture supplemental hereto, if any, or Board Resolution and pursuant to a Corporation Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debentures of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest."

              B. Section 101 of the Original Indenture is further amended by amending the definition of "Corporate Trust Office" to read in its entirety as follows:

              "'Corporate Trust Office' means the principal office of the
            Trustee in the The City of New York at which at any particular time its corporate trust business shall be administered, except that with respect to presentation of Debentures for payment or for registration of transfer or exchange and the location of the Debenture Register, such term shall mean the office or agency of the Trustee in The City of New York at which, at any particular time, its corporate agency business shall be conducted."




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                                                                               5

              C. Section 101 of the Original Indenture is further amended to add to the definition of the term "Paying Agent", after the word "Corporation", the following:

              "The Corporation initially authorizes the Trustee to act as Paying
            Agent for the Debentures on its behalf. The Corporation may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Debentures issued under this Indenture."

              D. Article Two of the Original Indenture is amended to add a new
Section 203, which reads in its entirety as follows:

              "SECTION 203. Debentures Issuable in the Form of a Global
            Debenture. (a) If the Corporation shall establish pursuant to Sections 201 and 302 that the Debentures of a particular series are to be issued in whole or in part in the form of one or more Global Debentures, then the Corporation shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Corporation Request delivered to the Trustee or its agent thereunder, authenticate and deliver, such Global Debenture or Debentures, which
            (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debentures of such series to be represented by such Global Debenture or Debentures, or such portion thereof as the Corporation shall specify in a Corporation Request, (ii) shall be registered in the name of the Depository for such Global Debenture or Debentures or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction or retained by the Trustee pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: 'Unless and until it is exchanged in whole or in part for the individual Debentures represented hereby this Global Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository




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                                                                               6

            or any such nominee to a successor Depository or a nominee of such successor Depository.'

              (b) Notwithstanding any other provision of this Section 203 or of
            Section 306, and subject to the provisions of paragraph (c) below, unless the terms of a Global Debenture expressly permit such Global Debenture to be exchanged in whole or in part for individual Debentures, a Global Debenture may be transferred, in whole but not in part and in the manner provided in Section 306, only to a nominee of the Depository for such Global Debenture, or to the Depository, or to a successor Depository for such Global Debenture selected or approved by the Corporation, or to a nominee of such successor Depository.

              (c) (i) If at any time the Depository for a Global Debenture notifies the Corporation that it is unwilling or unable to continue as Depository for such Global Debenture or if at any time the Depository with respect to any series of Debentures represented in whole or in part by a Global Debenture shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Corporation shall appoint a successor Depository with respect to such Global Debenture. If a successor Depository for such Global Debenture is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such ineligibility, the Corporation will execute, and the Trustee or its agent, upon receipt of a Corporation request for the authentication and delivery of individual Debentures of such series in exchange for such Global Debenture, will authenticate and deliver, individual Debentures of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of such Global Debenture in exchange for such Global Debenture.

              (ii) The Corporation may at any time and in its sole discretion determine that the Debentures of any series or portion thereof issued or issuable in the form of one or more Global Debentures shall no longer be represented by such Global Debenture or Debentures. In such event the Corporation will execute, and the Trustee, upon receipt of a Corporation Request for the authentication and delivery of individual Debentures of such series in exchange in whole or in part for such Global Debenture or Debentures, will authenticate and




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            deliver, individual Debentures of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Debenture or Debentures representing such series or portion thereof in exchange for such Global Debenture or Debentures.

              (iii) If specified by the Corporation pursuant to Sections 201 and
            302 with respect to Debentures issued or issuable in the form of a Global Debenture, the Depository for such Global Debenture may surrender such Global Debenture in exchange in whole or in part for individual Debentures of such series of like tenor and terms in definitive form on such terms as are acceptable to the Corporation and such Depository. Thereupon the Corporation shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Debenture or Debentures of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in such Global Debenture and (2) to such Depository a new Global Debenture of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Debenture and the aggregate principal amount of Debentures delivered to Holders thereof.

              (iv) In any exchange provided for in any of the preceding three paragraphs, the Corporation will execute, and the Trustee or its agent will authenticate and deliver, individual Debentures in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Debenture for individual Debentures, such Global Debenture shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Debentures issued in exchange for a Global Debenture pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Debenture, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Debenture Registrar. The Trustee or the Debenture Registrar shall deliver such Debentures to the Persons in whose names such Debentures are so registered."






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              E. Section 302 of the Original Indenture is amended to (i)
redesignate paragraph (o) as paragraph (p) and (ii) add a new paragraph (o) as follows:

              "(o) issuance in whole or in part in the form of a Global Debenture or Debentures; the terms and conditions, if any, upon which any such Global Debenture or Debentures may be exchanged in whole or in part for other individual Debentures; and the Depository for any such Global Debenture or Debentures; and"

              F. The first paragraph of Section 306 of the Original Indenture is amended by amending the second sentence of such paragraph to read in its entirety as follows:

              "The Trustee is hereby initially appointed "Debenture Registrar"
            for the purpose of registering Registered Debentures and transfers of Registered Debentures as herein provided; provided, however, that the Corporation may at any time and from time to time authorize any Person to act as Debenture Registrar in place of the Trustee with respect to any series of Debentures issued under this Indenture.

              G. The second paragraph of Section 306 of the Original Indenture is amended to add the words "Subject to Section 203," before the word "Upon" in the first sentence of such paragraph.

              H. The third paragraph of Section 306 of the Original Indenture is amended to add the words "Subject to Section 203," before the words "At the option of the Holder thereof" in both the first and second sentences of such paragraph.




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                                                                               9

              I. The following paragraph is added at the end of Section 306 of the Original Indenture:

              "None of the Corporation, the Trustee, any agent of the Trustee, any Paying Agent or the Debenture Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

              J. Article Three of the Original Indenture is amended to add a new
Section 314, which reads in its entirety as follows:

              "Section 314. Debentures Constituting Medium-term Notes. (a)
            Notwithstanding any contrary provision herein, if all Debentures of a series are not to be originally issued at one time, it shall not be necessary for the Corporation to deliver to the Trustee an Officers' Certificate, supplemental indenture, Opinion of Counsel, Corporation Request or other document otherwise required pursuant to Sections 102, 201, 302 and 304 at or prior to the time of authentication of each Debenture of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Debenture of such series to be issued; provided that any subsequent instruction by the Corporation to the Trustee to authenticate Debentures of such series upon original issuance shall constitute a representation and warranty by the Corporation that as of the date of such instruction, the statements made in the Officers' Certificate delivered pursuant to Section 102 shall be true and correct as if made on such date.

              An Officers' Certificate delivered by the Corporation to the
            Trustee in the circumstances set forth in the preceding paragraph may provide that Debentures which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of Persons designated in such Officers' Certificate (any such telephonic




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            instructions to be promptly confirmed in writing by such persons)
            and that such Persons are authorized on behalf of the Pricing Committee to determine, consistent with such Officers' Certificate, such terms and conditions of said Debentures as are specified in such Officers' Certificate."

              (b) Notwithstanding any contrary provision herein, (i) Debentures of the series referred to as "Medium-Term Notes, Series A" (which Debentures are described in the Prospectus Supplement dated February 1, 1991, to the Company's Prospectus dated November 14, 1988) shall not be required to be identical as set forth in the third sentence of Section 301, provided, however, that all Debentures of such series shall be identical in respect of covenants and Events of Default, and (ii) the terms of any Debenture of such series may be determined at the time of issuance of such Debenture by the Pricing Committee (or by any Person authorized to determine such terms on behalf of the Pricing Committee).

              K. Article Five of the Original Indenture is amended to add a new
Section 511, which reads in its entirety as follows:

              "SECTION 511. Record Dates for Action by Holders. If the Corporation shall solicit from the Holders of Debentures of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Corporation may, at its option, by Board Resolution or action taken by the Pricing Committee, fix in advance a record date for the determination of Holders of Debentures entitled to take such action, but the Corporation shall have no obligation to do so. Any such record date shall be fixed at the Corporation's discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debentures of record at the close of business on such record date shall be deemed to be Holders of Debentures for the purpose of determining whether Holders of the requisite proportion of Debentures of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debentures of such series Outstanding shall be computed as of such record date."

 .





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                                                                              11


               L. The second paragraph of Section 1102 of the Original Indenture is amended to add the words "(or, in the case of any Global Debenture, the Depository)" after the words "the Holder" and before the words "the Trustee' in the third sentence of such paragraph.

               M. The fourth paragraph of Section 1102 of the Original Indenture is amended to add the words "of like tenor and terms" after the words "the Debentures" and before the words "are to be redeemed" in the first sentence of such paragraph.

              N. The fourth paragraph of Section 1102 of the Original Indenture is further amended to add the following sentence as the last sentence of such paragraph:

              "Notwithstanding any of the foregoing, if less than all the
            Debentures of unlike tenor and terms of any series are to be redeemed, the particular Debentures to be redeemed shall be selected by the Corporation, and the notice shall specify the Debentures to be redeemed."

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

              1. The Original Indenture, as amended and modified by this First Supplemental Indenture, hereby is in all respects ratified, confirmed and approved.

              2. This First Supplemental Indenture shall be construed in connection with and as part of the Original Indenture.




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              3. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

              4. The recitals contained herein shall not be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

              5. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

              The Chase Manhattan Bank (National Association) hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.




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               IN WITNESS WHEREOF, ALLIED-SIGNAL INC. has caused this First
Supplemental Indenture to be duly signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) has caused this First
Supplemental Indenture to be duly signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its officers thereunto duly authorized.

                                             ALLIED-SIGNAL INC.,

                                             By  /s/ R.C. Matthews
                                               ---------------------------
SEAL                                            Name: R.C. Matthews
                                                Title: Assistant Treasurer
Attest:


 /s/ H. B. Flanders, Jr.
----------------------------
Name: H. B. Flanders, Jr.
Title: Assistant Secretary

                                             THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION),


                                             By  /s/ Ann L. Edmonds
                                               -----------------------
SEAL                                           Name: Ann L. Edmonds
                                               Title: Vice President
Attest:


  /s/ Thomas Provenzano
------------------------
Name: Thomas Provenzano
Title: Assistant Secretary







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                                                                              14

STATE OF NEW JERSEY,  )
                      )  ss.:
     COUNTY OF MORRIS )

               Personally appeared before me the undersigned, a Notary Public in
and for said County,             and                , to me known and known
to me to be respectively             and                 of Allied-Signal Inc.,
one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such officers for and on behalf of said corporation, and that the same is their free act and deed as such officers, and the free and corporate act and deed of said Allied-Signal Inc.; that they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

               IN WITNESS WHEREOF I have hereunto set my hand and official seal
this              day of February 1991.


                                           ---------------------------
                                                  Notary Public

[Notarial Seal]

STATE OF NEW YORK,    )
                      ) ss.:
COUNTY OF NEW YORK    )

               Personally appeared before me the undersigned, a Notary Public in
and for said County,                   and                   , to me known
and known to me to be respectively                       and                 of
THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such officers for and on behalf of said corporation, and that the same is their free act and deed as such officers, and the free and corporate act and deed of said THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION); that they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and official seal
this          day of February 1991.

                                              ---------------------
                                                  Notary Public

[Notarial Seal]





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